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                                  EXHIBIT 11.1

                            RICHEY ELECTRONICS, INC.
                       COMPUTATION OF EARNINGS PER SHARE
              ($ AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

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
                                                         QUARTER ENDED         SIX MONTHS ENDED
                                                     --------------------    --------------------
                                                     JUNE 27,    JUNE 28,    JUNE 27,    JUNE 28,
                                                       1997        1996        1997        1996
                                                     -------     -------     -------     -------
PRIMARY EARNINGS PER SHARE:
  Net income used to compute primary
    earnings per share                               $1,678       $1,735     $3,381      $2,877
                                                     ------       ------     ------      ------
                                                     ------       ------     ------      ------
  Weighted average number of shares used to
    compute primary earnings per share                9,063        9,058      9,063       9,058
                                                     ------       ------     ------      ------
                                                     ------       ------     ------      ------
  Primary earnings per share                          $0.19        $0.19      $0.37       $0.32
                                                     ------       ------     ------      ------
                                                     ------       ------     ------      ------

FULLY DILUTED EARNINGS PER SHARE:
  Net income                                         $1,678       $1,735     $3,381      $2,877
  Add:  Interest on convertible subordinated
    notes payable, net of taxes                         622          584      1,218         779
                                                     ------       ------     ------      ------
  Net income used to compute fully diluted
    earnings per share                               $2,300       $2,319     $4,599      $3,656
                                                     ------       ------     ------      ------
                                                     ------       ------     ------      ------
  Weighted average number of shares
    outstanding                                       9,063        9,058      9,063       9,058
  Add: Weighted average shares of
    convertible subordinated notes payable
    assuming conversion                               3,947        3,948      3,947       2,662
                                                     ------       ------     ------      ------
  Weighted average number of shares used to
    compute fully diluted earnings per share         13,010       13,006     13,010      11,720
                                                     ------       ------     ------      ------
                                                     ------       ------     ------      ------
  Fully diluted earnings per share                    $0.18        $0.18      $0.35       $0.31
                                                     ------       ------     ------      ------
                                                     ------       ------     ------      ------
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